UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 16, 2019

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2019, Invacare Corporation (the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), where the Company’s shareholders approved Amendment No. 1 (the “Plan Amendment”) to the Invacare Corporation 2018 Equity Compensation Plan (the “2018 Equity Plan”), which (1) increased the number of Company common shares authorized and reserved for issuance under the 2018 Equity Plan by 3,000,000 shares, (2) increased the annual individual limits with respect to various types of awards provided for under the 2018 Equity Plan, (3) clarified that no dividends, dividend equivalents or other distributions will be paid currently on any award of stock options or SARs before the exercise of the award and (4) specified that no amendment to an award may accelerate the vesting or payment of the award except in the case of a participant’s death or disability. The material terms of the Plan Amendment and the 2018 Equity Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 12, 2019.
The description of the Plan Amendment as contained herein is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Company’s 2019 Annual Meeting held on May 16, 2019, the shareholders approved and adopted an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), which increased the number of Company common shares authorized and reserved for issuance thereunder by 50,000,000 shares. The amendment became effective upon its filing with the Secretary of State of Ohio on May 17, 2019.
The description of the amendment to the Articles of Incorporation as contained herein is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 16, 2019, the Company held its 2019 Annual Meeting, at which the Company’s shareholders acted on proposals to: (1) elect eight directors to a one-year term that will expire at the annual meeting of shareholders in 2020; (2) approve and adopt Amendment No. 1 to the Invacare Corporation 2018 Equity Compensation Plan; (3) approve the issuance of common shares upon the conversion of outstanding Convertible Senior Notes; (4) approve and adopt an amendment to the Company's Second Amended and Restated Articles of Incorporation; (5) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year; and (6) approve, on an advisory basis, the compensation of the Company’s named executive officers.
Each of the following nominees was elected to the board of directors for a one-year term of office expiring at the annual meeting of shareholders in 2020 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Susan H. Alexander	26,866,226	447,010	2,896,252
Petra Danielsohn-Weil, PhD	26,857,982	455,254	2,896,252
Diana S. Ferguson	27,078,520	234,716	2,896,252
Marc M. Gibeley	26,855,841	457,395	2,896,252
C. Martin Harris, M.D.	26,354,454	958,782	2,896,252
Matthew E. Monaghan	26,796,662	516,574	2,896,252
Clifford D. Nastas	26,864,121	449,115	2,896,252
Baiju R. Shah	26,860,863	452,373	2,896,252
The proposal to approve and adopt Amendment No. 1 to the Invacare Corporation 2018 Equity Compensation Plan was approved with 25,329,517 votes for, 1,963,294 votes against, 20,425 votes abstained and 2,896,252 broker non-votes.
The proposal to approve the issuance of common shares upon the conversion of outstanding Convertible Senior Notes was approved with 26,729,634 votes for, 546,164 votes against, 37,438 votes abstained and 2,896,252 broker non-votes.
The proposal to approve and adopt an amendment to the Company's Second Amended and Restated Articles of Incorporation to increase the authorized common shares was approved with 29,229,501 votes for, 935,072 votes against and 44,915 votes abstained. There were no broker non-votes with respect to this proposal.
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year was approved with 29,406,158 votes for, 738,484 votes against and 64,846 votes abstained. There were no broker non-votes with respect to this proposal.
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 25,505,157 votes for, 1,750,801 votes against, 57,278 votes abstained and 2,896,252 broker non-votes.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amendment to Second Amended and Restated Articles of Incorporation.

10.1	Amendment No. 1 to Invacare Corporation 2018 Equity Compensation Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 20, 2019	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

3.1	Amendment to Second Amended and Restated Articles of Incorporation.

10.1	Amendment No. 1 to Invacare Corporation 2018 Equity Compensation Plan.